Preliminary Offering Circular Dated February 11, 2016

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission, which we refer to as the Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

INNOVATIVE CLIMATIC TECHNOLOGIES CORPORATION

$225,000.00

1,500,000 TOTAL SHARES OF COMMON STOCK AT $.15 PRICE PER SHARE

Minimum Investment: 7,000 shares ($1,050.00)

We are offering a maximum of 1,500,000 shares of common stock on a "no minimum/best efforts" basis. The offering will continue until the earlier of August 1, 2016 (which date may be extended for an additional 90 days at our option) or the date when all shares have been sold. Because there is no minimum offering amount, funds raised may not be sufficient to complete the plans of the Company as set forth in "Use of Proceeds" in this Offering Circular. See "Plan of Distribution" and "Securities Being Offered" for a description of our capital stock.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

There is currently no trading market for our common stock. We intend to apply to have our shares of common stock approved for trading on the OTCQB marketplace upon the completion of this offering.

These are speculative securities. Investing in our shares involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. See "Risk Factors" beginning on page 7.

	Price to public	Underwriting discount and commissions (1)	Proceeds to Company (2)	Proceeds to other persons

Per share	$.15	-	$.15	$.00

Total:	$225,000.00	-	$225,000	$.00

_______________

(1)	We do not intend to use commissioned sales agents or underwriters.
(2)	Does not include expenses of the offering, estimated to be $36,000.00 including legal, accounting and other costs of registration. See "Use of Proceeds."

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

We are providing the disclosure in the format prescribed by Part II of Form 1-A.

13835 N. Tatum Blvd #9-419

Phoenix AZ 85032

480-256-2523

The date of this Preliminary Offering Circular is ___, 2016

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TABLE OF CONTENTS

Offering Circular Summary	4

Risk Factors	7

Dilution	17

Plan of Distribution	18

Use of Proceeds	19

Description of Business	20

Management's Discussion and Analysis of Financial Condition and Results of Operations	24

Directors, Executive Officers and Significant Employees	27

Compensation of Directors and Executive Officers	28

Security Ownership of Management and Certain Securityholders	29

Interest of Management and Others in Certain Transactions	30

Securities Being Offered	30

Financial Statements for fiscal year ended December 31, 2015	33

PART III-EXHIBITS

SIGNATURES	35

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OFFERING CIRCULAR SUMMARY

This summary highlights information contained elsewhere in this Offering Circular and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire Offering Circular, including our consolidated financial statements and the related notes and the information set forth under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in each case included elsewhere in this Offering Circular. Unless otherwise stated, all references to "us," "our," "we," the "Company" and similar designations refer to Innovative Climatic Technologies Corporation.

Overview

Innovative Climatic Technologies Corporation (the "Company") will sell "ZoZo," a patented brand new thermostat which automatically adjusts air conditioning settings to the "feels like" perceived temperature desired by home and business owners. When you listen to local weather reports, the announcer tells you the temperature is actually "X" degrees but because of outside conditions such as relative humidity, wind speed and elevation, the temperature outside "feels like" some different number. For example, you may hear on the weather that a 90 degrees on a hot, humid summer day feels like 100 degrees.

We believe that all of AC controllers (thermostats) on the market now only use one dimension, the actual air temperature, to control the HVAC (heating/venting/air conditioning) system. The ZoZo thermostat is different. It is designed to create an intelligent HVAC control system that compensates for all these "feels like" factors that affect user perceived comfort level.

Our ZoZo thermostat utilizes information from both inside and outside like a weather station, and combines this with our Smart Controls that utilize our proprietary Floating Set Point (FSP) technology. The FSP controls the HVAC system, turning it on and off based upon ZoZo's calculated indoor "feels like" temperature rather than the fixed actual air temperature number entered by the user. The FSP constantly changes based on these inputs all in real time which is designed to achieve a better level of perceived comfort and a greater energy savings.

The ZoZo thermostat also offers other features such as customizable weather station, a savings chart and maintenance alerts.

The ZoZo thermostat is attached to a wall inside a building much like the current thermostats. The face of the ZoZo thermostat resembles the face of a smart phone; dark grey until a touch lights it up with a simple display which is simple to change in order to keep the inside temperature comfortable and set to the exact preferences of the individual in control. The userfriendly color screen can be accessed directly or remotely from a smartphone, tablet, or web dashboard.

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Intellectual Property

We currently have an Exclusive License/Royalty Agreement dated December 9, 2015 with Mohamed Salem and Michael Sullivan to manufacture, import, use and sell worldwide the ZoZo thermostat using their patented technology. The Agreement required the issuance of 5,000,000 shares of our common stock, which were issued upon execution, plus an on-going royalty payment of 4% of gross sales. We can lose our rights to manufacture, import, use and sell the ZoZo thermostat worldwide upon certain conditions such as the failure to commence to manufacture, distribute and sell the ZoZo thermostat within thirty-six (36) months after the execution of the Agreement. We can lose exclusive rights under the Agreement if minimum royalty of $5,000 is not achieved in the first five years. The Agreement, which contains other terms and conditions including circumstances under which we would lose the rights to use this technology, and the patents and other intellectual property are described in detail in "Business" below. See also, "Risk Factors."

Business and Product Status

The ZoZo thermostat is currently under development and expected to be ready to sell by February 2017. We believe that we can sell the ZoZo thermostat to residential and commercial customers, and initially we will focus on US consumers in the Southwest.

Since inception, we have taken the following significant steps to implement our business plan:

•	Company set up

a.	Incorporate company in state of Nevada
b.	Set up main executive office in Phoenix, Arizona
c.	Opened up bank account for the company

•	Secured initial capital of $121,072 from initial investors

•	Developed and executed an exclusive worldwide Licensing agreement for the ZoZo Thermostat product

•	Validated patent created by product inventors

In order to have a final, assembled and ready to sell initial ZoZo thermostat, we first need to complete our prototypes and product samples, software, user interface, communications port. We then intend to submit the prototype for Electrical Testing Laboratories (ETL) approval. Once we receive approval, we will secure agreements third party assemblers and parts suppliers and start making our product. These steps are described in more detail in "Business." Assuming we do not encounter any currently unanticipated obstacles to completing these tasks, we estimate that we will be able to begin to sell our products in February 2017.

We anticipate an initial retail price of approximately $200.00 for our ZoZo thermostat.

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Risk Factors

Investing in our shares involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the "Risk Factors" section of this Offering Circular.

Company Information

Innovative Climatic Technologies Corp. was formed on December 4, 2015 in the State of Nevada.

Our corporate headquarters are located at 13835 N. Tatum Blvd #9-419, Phoenix AZ 85032. Telephone: 480-256-2523. Our website will be accessible in late February 2016 at www.InnovativeClimaticTech.com. We do not incorporate the information on or accessible through our website into this Offering Circular, and you should not consider any information on, or that can be accessed through, our website a part of this Offering Circular.

This Offering Circular summary highlights information contained elsewhere and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire Offering Circular, including our financial statements and the related notes included elsewhere in this Offering Circular. You should also consider, among other things, the matters described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in each case appearing elsewhere in this Offering Circular.

The Offering

Common stock offered by us	1,500,000 Shares

Common stock to be outstanding immediately after this offering (assuming all shares of Common Stock in this offering are sold)	8,772,000 Shares

Use of proceeds	We intend to use approximately the Net Proceeds of this Offering for Prototype Building and Testing and Engineering Design and Development. See "Use of Proceeds" on page 19.

Risk factors	You should carefully read "Risk Factors" on page 7 in this Offering Circular for a discussion of factors that you should consider before deciding to invest in our common stock.

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Risk Factors

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below along with all of the other information contained in this Offering Circular, including our financial statements and the related notes, before deciding whether to purchase our common stock. If any of the adverse events described in the following risk factors, as well as other factors which are beyond our control, actually occurs, our business, results of operations and financial condition may suffer significantly. As a result, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

Any investment in our common stock involves a high degree of risk. You should consider carefully the following information, together with the other information contained in this Offering Circular before you decide to buy our common stock. If one or more of the following events actually occurs, our business will suffer, and as a result our financial condition or results of operations will be adversely affected. In this case, the market price, if any, of our common stock could decline, and you could lose all or part of your investment in our common stock.

We face risks in developing our products and services and bringing them to market. We also face risks that we will lose some, or all of our market share of our existing business to competition, or we risk that our business model may fail. The following risks are material risks that we face. If any of these risks occur, our business, our ability to achieve revenues, our operating results and our financial condition could be seriously harmed.

Risk Factors Related to the Business of the Company

Under certain circumstances, we may lose the right to use the technology which is essential for us to have made and to sell our existing product under development and future products we may want to develop using this technology. If we lose the right to use this essential technology, we could be forced to cease operations and investors will lose their entire investment.

We currently have an Exclusive License/Royalty Agreement with Mohamed Salem and Michael Sullivan to manufacture, import, use and sell worldwide the ZoZo thermostat using their patented technology. The Agreement required the issuance of 5,000,000 shares of our common stock, which were issued upon execution, plus an on-going a royalty payment of 4% of gross sales. We can lose our rights to manufacture, import, use and sell the ZoZo thermostat worldwide upon certain conditions such as the failure to commence to manufacture, distribute and sell the ZoZo thermostat within thirty-six (36) months after the execution of the Agreement. We can lose exclusive rights under the Agreement if minimum royalty of $5,000 is not achieved in the first five years. The Agreement, described in detail in "Business" below, describes, among other things, the terms and conditions and circumstances under which the Agreement would be terminated and we would lose the rights to use this technology. If we lose the exclusive and/or entire right to use this technology, our potential to generate revenues could be reduced or eliminated.

Electronic Testing Laboratories may suggest modifications of certain ZoZo product components based upon their testing of the ZoZo product, which may slow our product development and increase the time before we can generate revenues.

Before we sell our ZoZo thermostat, we will submit a prototype for Electronic Testing Laboratories (ETL) approval, which we anticipate we will come within six (6) months after the prototype has been submitted. We can sell our product without such approval or the approval of UL, however changes suggested by ETL may slow our product development and increase the time before we can generate revenues.

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Although we have engaged in operational activities since inception, we have not yet generated operational revenues, meaning that we have an evolving and unpredictable business model and the management of growth and we may never generate operating revenues.

Although we have engaged in operational activities since inception, our lack of operating history makes predictions of future operating results difficult to ascertain. Our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. Such risks for us include, but are not limited to, an evolving and unpredictable business model and the management of growth due to future advances in technology, methods or processes by our competitors. To address these risks, we must, among other things, obtain a customer base, implement and successfully execute our business and marketing strategy, continually develop and upgrade our product offerings, respond to competitive developments, and attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks, and the failure to do so can have a material adverse effect on our business prospects, financial condition and results of operations.

We have generated no revenues from operations, which makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

As of the date of this Offering Circular, we have not generated revenues. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data. Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses. If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price if and when we start trading.

There is substantial doubt about our ability to continue as a going concern and if we are unable to generate significant revenue or secure additional financing we may be unable to implement our business plan and grow our business.

We are a development stage company and are in the process of developing our products. Consequently, we have not generated revenues as of the date of this Offering Circular. We have an accumulated deficit and have incurred operating losses since our inception and expect losses to continue during 2016. Our auditor has indicated in their Report that these conditions raise substantial doubt about our ability to continue as a going concern. The continuation of our business as a going concern is dependent upon the continued financial support from our officers and stockholders who are not obligated to provide any additional financing.

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There is uncertainty regarding our ability to implement our Plan of Operations and to grow our business to a greater extent than we can with our existing financial resources without additional financing. Except from the proceeds of this offering, we have no binding agreements, commitments or understandings to secure additional financing at this time. We have no binding agreements, commitments or understandings to acquire any other businesses or assets. Our long-term future growth and success is dependent upon our ability to commence selling our products, generate cash from operating activities and obtain additional financing beyond the proceeds of this offering. There is no assurance that we will be able to commence selling our products, generate sufficient cash from operations, sell additional shares of common stock or borrow additional funds. Our inability to obtain additional cash could have a material adverse effect on our ability to fully implement our Plan of Operations as described below and grow our business to a greater extent than we can with our existing financial resources, also described below. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations."

The loss of governmental energy incentives such as tax credits available to customers who might purchase our products could result in the decrease of sales and revenues after we start selling our product.

There are many state and local incentives such as tax credit that have been a boon to the energy savings market and offer energy tax credits and rebates to encourage homeowners to lower their energy usage which could be accomplished with our ZoZo thermostat product. The amount of rebates varies by program, but some are generous enough to cover 30-50% of someone's purchase price. These incentives dramatically lower the cost of purchasing energy savings devices, such as the ZoZo thermostat. The loss of these incentives could result in a decrease of sales after we start selling our product.

Industry Risks

Specialized thermostat equipment is an emerging yet competitive industry and many of our competitors have greater resources that may enable them to compete more effectively.

We will compete with several domestic and international companies that offer a range of specialized thermostat equipmentproducts similar to our own or traditional thermostats that compete in the same market. Some of our competitors have greater resources than we do, which may enable them to compete more effectively in this market. Our competitors may devote their resources to developing and marketing products that will directly compete with our product lines, and new, more efficient competitors may enter the market. If we are unable to successfully compete with existing companies and new entrants to the market this will have a negative impact on our business and financial condition.

Our targeted customer base is diverse and we face a challenge in adequately meeting each group's needs.

Because we will serve multiple types of customers from residential to commercial, we must work constantly to understand the needs, standards and technical requirements of several different customer groups and must devote significant resources to developing products for their interests. If we do not accurately predict our customers' needs and expectations, we may expend valuable resources in developing products that do not achieve broad acceptance across the markets.

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Our success depends on adoption of our products by our various types of potential customers, and if these potential customers do not accept and acquire our products then our revenue will be severely limited.

The major customer groups to whom we believe our products will appeal, residential and commercial users, may not embrace our products. Acceptance of our products will depend on several factors, including: cost, ease of use, familiarity of use, convenience, timeliness, strategic partnerships, and reliability. If we fail to adequately meet our customers' needs and expectations, our product offerings may not be competitive and our ability to commence or continue generating revenues could be reduced. We also cannot be sure that our business model will gain wide acceptance among all targeted customer groups. If the market fails to continue to develop, or develops more slowly than we expect, our ability to commence or continue generating revenues could be reduced.

Competing forms of specialized thermostat equipment may be more desirable to consumers or may make our products obsolete.

There are currently several different competing specialized thermostat equipment technologies that are being marketed to our potential customers. Further development of any of these technologies may lead to advancements in technology that will make our products obsolete. Consumers may prefer alternative technologies and products. We cannot guarantee that users of thermostats who will be using our equipment will continue to grow within the industry as a whole. Any developments that contribute to the obsolescence of our products may substantially impact our business reducing our ability to commence or sustain generating revenues.

Our future suppliers and/or component or third party product assemblers could fail to fulfill our orders for our solar products system components or assemble our finished products for sale on a timely basis, which could disrupt our business, increase our costs, and could potentially cause us to lose our market.

We anticipate that we will initially depend on third party manufacturers to assemble all the parts for our ZoZo thermostat. Any assembler will depend upon multiple parts suppliers to supply it with the parts necessary to assemble our ZoZo thermostat. We have no written agreement with any parts suppliers or assembly firms, and ordering from assembly firms and parts suppliers will be on a purchase order basis only.

These suppliers/assemblers could fail to supply parts or assemble the ZoZo thermostats to our specifications or in a workmanlike manner and may not deliver the systems on a timely basis. Our suppliers/assemblers must also obtain inventories of the necessary parts and tools for production. If our suppliers/assemblers fail to deliver products when ordered, we may not be able to fulfill customer orders on a timely basis and our reputation could be harmed and revenues reduced. Any change in assemblers/suppliers could disrupt or delay our ability to fulfill orders for our thermostat products while we search for alternative supply sources, provide specifications, and test initial production, and our business prospects, results of operations and financial condition could be materially and adversely affected.

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Damage claims against our products could reduce our sales and revenues.

If any of our products are found to cause injury or damage, the Company could suffer financial damages. We have not had significant claims for damages or losses from our products to date. The Company does not carry product liability insurance. Any claims for damages related to the products we will sell could damage our reputation and reduce our revenues.

If we are unable to protect our proprietary and technology rights our operations will be adversely affected.

Our success will depend in part on our ability to protect our proprietary rights and technologies, including the patents under our Agreement with Messrs. Salem and Sullivan. Our failure to adequately protect our proprietary rights may adversely affect our operations. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our product or to obtain and use trade secrets or other information that we regard as proprietary. Based on the nature of our business, we may or may not be able to adequately protect our rights through patent, copyright and trademark laws. Our means of protecting our proprietary rights in the United States or abroad may not be adequate, and competitors may independently develop similar technologies. In addition, litigation may be necessary in the future to:

•	Enforce intellectual property rights;

•	Protect our trade secrets;

•	Determine the validity and scope of the rights of others; or

•	Defend against claims of infringement or invalidity.

Any such litigation could result in substantial costs if we are held to have willfully infringed or to expend significant resources to develop non-infringing technology and would divert the attention of management from the implementation of our business strategy. Furthermore, the outcome of litigation is inherently difficult to predict and we may not prevail in any litigation in which we become involved.

Risks Related to Management and Personnel

We depend heavily on Mr. George Roundy, CEO/CFO and Director. The loss of his services could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions Mr. George Roundy, CEO/CFO and Director. If we lose his services or if he fails to perform in his current position, or if we are not able to attract and retain skilled employees in addition Mr. George Roundy, CEO/CFO and Director. Loss of the services of Mr. George Roundy, CEO/CFO and Director could adversely affect the development of our business plan and harm our business.

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Mr. George Roundy, CEO/CFO and Director does not have any background in thermostat products, engineering or industrial design, or experience selling thermostat products which could adversely affect our ability to implement our business plan and commence generating revenues.

Mr. George Roundy, CEO/CFO and Director, has no background in thermostat products, engineering or industrial design, or experience selling thermostat products. His lack of experience in these areas could adversely affect our ability to implement our business plan and commence generating revenues.

Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting enough customers and result in a lack of revenues which may cause us to cease operations.

Mr. George Roundy, our sole officer and director, will only be devoting limited time to our operations. He will be devoting approximately 20 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

Our sole officer and director has no experience managing a public company which may inhibit our ability to implement successfully our business plan.

We have never operated as a public company. Mr George Roundy, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

Risks Related to the Offering and the Market for our Stock

Because there is no minimum offering amount, funds raised may not be sufficient to complete the plans of the Company as set forth in "Use of Proceeds" in this Offering Circular.

There is no minimum offering amount. If we do not raise the maximum proceeds, funds raised may not be sufficient to complete all plans of the Company as set forth in "Use of Proceeds" in this Offering Circular, which could inhibit our ability to commence to generate revenue.

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We have the right to issue additional common stock and preferred stock without consent of stockholders. This would have the effect of diluting investors' ownership and could decrease the value of their investment.

We have additional authorized, but unissued shares of our common stock that may be issued by us for any purpose without the consent or vote of our stockholders that would dilute stockholders' percentage ownership of our company.

In addition, our certificate of incorporation authorizes the issuance of shares of preferred stock and/or the conversion of existing outstanding preferred stock into common stock, the rights, preferences, designations and limitations of which may be set by the Board of Directors. Our certificate of incorporation has authorized issuance of up to 10,000,000 shares of preferred stock in the discretion of our Board. The shares of authorized but unissued preferred stock may be issued upon Board of Directors approval; no further stockholder action is required. If issued, the rights, preferences, designations and limitations of such preferred stock would be set by our Board and could operate to the disadvantage of the outstanding common stock. Such terms could include, among others, preferences as to dividends and distributions on liquidation.

Nevada law and certain anti-takeover provisions of our corporate documents and our executive employment agreements could entrench our management or delay or prevent a third party fromacquiring us or a change in control even if it would benefit our shareholders.

Our articles of incorporation and bylaws as well as Nevada law contain a number of provisions that may delay, deter or inhibit a future acquisition or change in control that is not first approved by our board of directors. This could occur even if our shareholders receive an attractive offer for their shares or if a substantial number or even a majority of our shareholders believe the takeover may be in their best interest. These provisions are intended to encourage any person interested in acquiring us to negotiate with and obtain approval from our board of directors prior to pursuing a transaction. Provisions that could delay, deter or inhibit a future acquisition or change in control include the following:

•

10,000,000 shares of blank check preferred stock that may be issued by our board of directors without shareholder approval and that may be substantially dilutive or contain preferences or rights objectionable to an acquirer;

•	the ability of our board of directors to amend our bylaws without shareholder approval;

•	Nevada statutes which restrict or prohibit "control share acquisitions" and certain transactions with affiliated parties and permit the adoption of "poison pills" without shareholder approval.

These provisions could also discourage bids for our common stock at a premium and cause the market price of our common stock to decline. In addition, these provisions may also entrench our management by preventing or frustrating any attempt by our shareholders to replace or remove our current management.

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Investors in this offering will experience immediate and substantial dilution.

If all of the shares offered hereby are sold, investors in this offering will own less than 17.1% of the then outstanding shares of common stock, but will have paid over 65% of the total consideration for our outstanding shares, resulting in a dilution of $.113 per share. See "Dilution."

There currently is no public trading market for our securities and an active market may not develop or, if developed, be sustained. If a public trading market does not develop, you may not be able to sell any of your securities.

There is currently no public trading market for our common stock, and an active market may not develop or be sustained. If an active public trading market for our securities does not develop or is not sustained, it may be difficult or impossible for you to resell your shares at any price. Even if a public market does develop, the market price could decline below the amount you paid for your shares.

Investors may have difficulty in reselling their shares due to state Blue Sky laws.

The holders of our shares of common stock and persons who desire to purchase them in this offering or in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCQB, any secondary market for the Company's securities may be limited by state Blue Sky laws governing secondary resale transactions. We intend to seek coverage and publication of information regarding the Company in an accepted publication, which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the Company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations.  We may not be able to secure a listing containing all of this information.  Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they "recognize securities manuals" but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, investors' ability to resell their shares may be somewhat restricted.

If our stock is ever quoted on an OTC or other stock market, we will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called "penny stocks" to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that if we become an SEC reporting company and secure a qualification for quotation for our securities on an OTC Market, our common stock will become a "penny stock", and we will become subject to Rule 15g-9 under the Exchange Act, or the "Penny Stock Rule". This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

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Sales of our common stock under Rule 144 could reduce the price of our stock.

There are 1,272,000 shares of our common stock held by non-affiliates and 6,000,000 shares held by affiliates that Rule 144 of the Securities Act of 1933 defines as restricted securities.

These shares will still be subject to the resale restrictions of Rule 144. In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. However, Rule 144 will only be available for resale in the 90 days after the Company files its semi-annual reports on Form 1-SA and annual reports on Form 1-K, unless the Company voluntarily files interim quarterly reports on Form 1-U, which the Company has not yet decided to do. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Because we do not have an audit or compensation committee, shareholders will have to rely on our directors, none of whom is not independent, to perform these functions.

We do not have an audit or compensation committee comprised of an independent director. Indeed, we do not have any audit or compensation committee. The board of directors performs these functions as a whole. No members of the board of directors are an independent director. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Because we lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company's financial personnel to advise the Board on such matters, we are subject to increased risk related to financial statement disclosures.

We lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company's financial personnel to advise the Board on such matters. Accordingly, we are subject to increased risk related to financial statement disclosures.

Certain of our stockholders hold a significant percentage of our outstanding voting securities, which could reduce the ability of minority shareholders to effect certain corporate actions.

Our majority shareholders are the beneficial owners of approximately 82.5% of our outstanding voting securities prior to the offering and 68.4% of our outstanding voting securities after this offering, assuming all 1,500,000 shares in this offering are sold. As a result, they possess significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

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We are an "emerging growth company," and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of a December 31 fiscal year end, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Special Information Regarding Forward Looking Statements

Some of the statements in this Offering Circular are "forward-looking statements." These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors." The words "believe," "expect," "anticipate," "intend," "plan," and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future developments, other than as required by law. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer and as an issuer of penny stocks. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

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Dilution

If you invest in our shares, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our capital stock after this offering. Our net tangible book value as of December 31, 2015 was $(97,434.00), or $(0.013) per share of outstanding common stock. Without giving effect to any changes in the net tangible book value after December 31, 2015 other than the sale of 1,500,000 shares in this offering at the initial public offering price of $0.15 per share, our pro forma net tangible book value as of December 31, 2015 was $(322,434.00) or $(0.037) per share of outstanding capital stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of our shares in this offering and the net tangible book value per share of our capital stock immediately afterwards. This represents an immediate increase of $0.024 per share of capital stock to existing shareholders and an immediate dilution of $0.113 per share of common stock to the new investors, or approximately 75.3% of the assumed initial public offering price of $0.15 per share. The following table illustrates this per share dilution:

	Maximum Offering

Initial price to public		$0.15
Net tangible book value as of December 31, 2015	$(0.013)
Increase in net tangible book value per share attributable to new investors	0.024
As adjusted net tangible book value per share after this offering		(0.037)
Dilution in net tangible book value per share to new investors		$0.113

The following table summarizes the differences between the existing shareholders and the new investors with respect to the number of shares of common stock purchased, the total consideration paid, and the average price per share paid, on a maximum offering basis:

Maximum Offering:

	Shares Purchased		Total Consideration		Average Price Per
	Number	Percent	Amount	Percent	Share
Licensors	5,000,000	57.0%	$0	0%	$0.00
Founders	1,072,000	12.2%	1,072	0.3%	.001
Pre Incorporation Investors	1,200,000	13.7%	120,000	34.7%	0.10
New investors	1,500,000	17.1%	225,000	65%	0.15
Total	8,772,000	100.0%	$346,072	100.0%	$0.04

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Plan of Distribution

We are offering a total of up to 1,500,000 shares of Common Stock, $0.001 par value (the "Shares") in a best-efforts, $225,000 maximum, direct offering under Regulation A - Tier 2, without any involvement of underwriters or broker-dealers. The offering price is $.15 a share. The offering will terminate on August 1, 2016, subject to our right to extend the offering for an additional 90 days at our discretion. There can be no assurance that all or any of the offering will be subscribed.

Subscriptions for shares of our common stock are irrevocable once made, and funds will only be returned upon rejection of the subscription. There is no arrangement to place the funds in an escrow, trust or similar account. All funds will be available to us following deposit into our bank account.

Our officers and directors will participate in the offer and sale of our shares of common stock, and rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Although George Roundy is an associated person of the Company as that term is defined in Rule 3a4-l under the Exchange Act, he does not believe that he should be deemed to be a broker for the following reasons:

•	He is not subject to a statutory disqualification as that term is defined in Section 3(a) (39) of the Exchange Act at the time of his participation in the sale of our securities.

•	He will not be compensated for his participation in the sale of company securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

•	He is not an associated person of a broker or dealer at the time of participation in the sale of company securities.

George Roundy will restrict his participation to the following activities:

•

Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser; provided, however, that the content of such communication is approved by a partner, officer or director of the issuer;

•

Responding to inquiries of potential purchasers in communication initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

•	Performing executive and clerical work involved in effecting any transaction.

We have not retained a broker for the sale of securities being offered. In the event we retain a broker who may be deemed an underwriter, an amendment to the Offering Circular will be filed.

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Use of Proceeds

We estimate that, at a per share price of $.15 the net proceeds from the sale of the 1,500,000 shares in this offering will be approximately $189,000, after deducting the estimated offering expenses of approximately $36,000.

The net proceeds of this offering will be used primarily to fund the effort for the next stage of our development plan, which is to build the ZoZo thermostat prototype and create the engineering design documents. The prototype thermostat will be used in rigorous tests to prove reliability, functionality and energy saving results. This stage is anticipated to take six to nine months.

Accordingly, we expect to use the net proceeds as follows:

	Maximum Offering
	Amount	Percentage
Prototype building and testing	$114,000	50.7%
Engineering design and development	35,000	15.6%
Advertising	15,000	6.7%
Working capital	25,000	11.0%
Offering Expenses (1)	36,000	16.0%
TOTAL	$225,000	100.0%

___________________

(1)	Expenses of the offering, estimated to be $36,000.00 include legal and accounting costs of registration.

To the extent we raise less than the Maximum Offering, after paying Offering Expenses we will first complete Engineering and then if there are additional funds work on the Prototype.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our commercialization effort, the results from clinical trials and preclinical studies, the amount of cash available from other sources and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

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Description of Business

Innovative Climatic Technologies Corp. (the "Company") will sell "ZoZo," a patented brand new thermostat which automatically adjusts air conditioning settings to the "feels like" perceived temperature desired by home and business owners. When you listen to local weather reports, the announcer tells you the temperature is actually "X" degrees but because of outside conditions such as relative humidity, wind speed and elevation, the temperature outside "feels like" some different number. For example, you may hear on the weather that a 90 degrees on a hot, humid summer day feels like 100 degrees.

We believe that all of AC controllers (thermostats) on the market now only use one dimension, the actual air temperature, to control the HVAC (heating/venting/air conditioning) system. The ZoZo thermostat is different. It is designed to create an intelligent HVAC control system that compensates for all these "feels like" factors that affect user perceived comfort level.

Our ZoZo thermostat utilizes information from both inside and outside like a weather station, and combines this with our Smart Controls that utilize our proprietary Floating Set Point (FSP) technology. The FSP controls the HVAC system, turning it on and off based upon ZoZo's calculated indoor "feels like" temperature rather than the fixed actual air temperature number entered by the user. The FSP constantly changes based on these inputs all in real time which is designed to achieve a better level of perceived comfort and a greater energy savings. We believe that using a FSP in the summer time can lead to turning off the AC system 23°F higher than a user's set point which should result in energy savings.Using a humidifier in the wintertime with the FSP, a user can feel more comfortable and warmer than the set point temperature.

The ZoZo thermostat also offers other features such as customizable weather station, a savings chart and maintenance alerts.

The ZoZo thermostat is attached to a wall inside a building much like the current thermostats. The face of the ZoZo thermostat resembles the face of a smart phone; dark grey until a touch lights it up with a simple display which is simple to change in order to keep the inside temperature comfortable and set to the exact preferences of the individual in control. The userfriendly color screen can be accessed directly or remotely from a smartphone, tablet, or web dashboard. A user can set a desired ISP (indoor set point) and the device will relate it to the Indoor Perceived Comfort Temperature (IPCT) using the elevation obtained from the Internetbased on the location and the outdoor conditions. The control system will employ a blower delay algorithm based on the IPCT. In addition to its sophisticated algorithm, the ZoZo thermostat is equipped with an easy to use interface to program a user's daily schedule. These factors will facilitate the computation of the FSP according to whether the conditions are in the summer or winter as well as the user's schedule to achieve the most comfortable surrounding with the best savings possible.

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Product Status

In order to have a final, assembled and ready to sell initial ZoZo thermostat, we first need to do the following:

•	Complete the initial prototypes of our ZoZo thermostat Printed Circuit Board, a key component of the product, and begin testing them in the field.

•	Complete the software to be embedded in the microcontroller of our ZoZo thermostat. We anticipate this will be completed in mid 2016.

•	Complete the User Interface of the ZoZo thermostat touch screen. We anticipate this will be completed in mid 2016.

•

The next step in the process is to submit the prototype for Electronic Testing Laboratories (ETL) approval, which we anticipate we will do in the third quarter of 2016. We anticipate that we will secure ETL approval by early 2017.

•

In order to manufacture our product, we will need to acquire approximately 10 different component parts. Initially, we anticipate that we will acquire these parts from approximately 9 different suppliers. We have identified all of these suppliers. Eventually, once we engage the contract manufacturers, they will acquire the parts on our behalf. We do not have and do not anticipate that we will have written agreements with any of these suppliers. Instead, we plan to initially purchase from them on a purchase order basis and then, later, the contract manufacturers will acquire the parts.

•

We will then secure third party product assemblers for our product and commence making our products. Although we have held discussions with potential product assemblers, we do not have a binding written contract with them. We do not anticipate any difficulties in securing product assemblers for our products.

Assuming we do not encounter any currently unanticipated obstacles to completing these tasks, we estimate that we will be able to begin to sell our products in early 2017.

We anticipate the initial retail price for our ZoZo thermostat will be approximately $200.

Intellectual Property

We currently have an Exclusive License/Royalty Agreement dated December 9, 2015 with Mohamed Salem and Michael Sullivan (collectively "Licensor") to manufacture, import, use and sell worldwide the ZoZo thermostat using their patented technology, U.S. Patent Docket No. 47388.00.0001 and generally characterized as a Thermostat Control System ("TCS") called the ZoZo Thermostat.

The Company shall pay to the Licensor a royalty of four (4%) of Licensee's gross sales price for all products the Company has sold and been paid for that were derived from the ZoZo thermostat in the preceding month. Of the 4% royalty, 50% (2% royalty) is paid to Mohamed Salem and the other 50% (2% royalty) is paid to Michael Sullivan. Gross sales price as used in the Agreement means Licensee's gross invoice price for the ZoZo thermostats, less any allowances for defective or returned ZoZo thermostats and, if applicable, shipping costs for return of defective or returned ZoZo thermostats and deductions, such as volume rebates, cash disbursements for sales promotions, etc.

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In addition, Licensor received upon execution of the Agreement five million (5,000,000) shares of common stock in Innovative Climatic Technologies Corporation as part of the agreement. Of the 5,000,000 shares, Mohamed Salem shall receive 2,500,000 and Michael Sullivan shall receive 2,500,000.

The exclusive license is in effect for five (5) years from the effective date. A minimum royalty of $5,000 must be achieved in the first five years to maintain the exclusive license. If the is not achieved, the Company may within (60) days after the end of the five-year term pay Licensor such sum as is required to bring the total payment up to $5,000. If the minimum royalty is met, by either sales or payment, then the Agreement shall automatically renew for successive one (1) year period unless terminated pursuant to the Agreement.

In the event the Company does not commence to manufacture, distribute and sell the ZoZo thermostat within thirty-six (36) months after the execution of the Agreement, Licensor has the option of canceling the Agreement. Following written notice by Licensor of such default, the Company has thirty (30) days after receipt of the notice to cure the default. If the default is not cured, the Company agrees not to continue with the development of the ZoZo thermostat.

The Company has the right to terminate the Agreement by giving 90 days' written notice prior to the end of any calendar year by way of registered or certified mailing to Licensor. The Agreement shall also be subject to termination if the Company files for bankruptcy, pursuant to and in accordance with the terms of the United States Bankruptcy Code.

In the event the Company is in material default with respect to compliance with any of the conditions or obligations of the Agreement, Licensor has the right, after sixty (60) days written notice of such default to the Company pursuant to the Agreement, to terminate the Agreement forthwith, unless prior thereto, the Company has remedied such default in a commercially reasonable manner and provided written confirmation of the cure to Licensor.

Research and Development

We have no research and development expenses in prior fiscal years.

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Marketing

Innovative Climatic Technologies is deploying the following strategies to introduce our technology into the marketplace:

•

Develop relationships with leading HVAC contractors that are already involved in our targeted space. These relationships would provide sales, installation and warranty support. Although we have engaged in preliminary discussions with such HVAC contractors, we have no formal contract, agreement or commitment with any of these companies and there is no assurance that we will actually have any formal contract, agreement or commitment with any of these companies in the future.

•

Develop and implement a user friendly website to be used by consumers and HVAC contractors to learn about the benefits of the ZoZo thermostat, including professionally produced videos, and to place orders for the thermostat online.

•	Market to HVAC distributors, such as Ferguson and Johnstone Supply to have the ZoZo thermostat available in their warehouse.

•	Market to consumer retail stores such as Home Depot and Lowes to make the ZoZo thermostat available directly to consumers.

•	Promote and sell the ZoZo thermostat at industry tradeshows.

Our Competition and Our Market Position

The four main competitors in our business area are thermostat manufacturers like Nest, Venstar, Honeywell and Ecobee. All of these companies manufacture smart thermostats in which there are no micro controllers such as we will have in our ZoZo thermostat that utilizes a floating set point technology to adjust the temperature to meet the desired comfort levels based on multiple factors such as humidity, clothing and metabolic rate.

We will be a small competitor in the industry. Many of our competitors have substantially greater financial, marketing, personnel and other resources than we do. Innovative Climatic Technologies is a start-up company that has sold no products. We do have a granted patent to protect our invention which will help protect our competitive position once we start selling our ZoZo product. Although we anticipate that our "smart" thermostat incorporating our technology will sell for hundred dollars more than less intelligent thermostats that don't incorporate our technology, we believe the benefits of our ZoZo thermostat, being the additional energy savings through the floating set point technology, gives us competitive advantages.

Governmental Regulation

ETL Testing

Before we sell our ZoZo thermostat, we will submit a prototype for Electronic Testing Laboratories (ETL) approval, which we anticipate we will come within six (6) months after the prototype has been submitted. We can sell our product without such approval or the approval of UL, however changes suggested by ETL may slow our product development and increase the time before we can generate revenues.

Intertek's ETL certification covers a broad range of products. Certification indicates that products are safe for consumer use and are in compliance with regulating government regulatory agency requirements. To receive the ETL mark, products must stand up to rigorous testing.

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Inchcape Testing Service, the ETL testing laboratories, is recognized by Occupational Safety and Health Administration and, as such, bears the distinction of a nationally recognized testing laboratory. The labs are accredited by the American National Standards Institute, which means that an NRTL laboratory tested product bearing the ETL mark means that the product passed government safety requirements.

Tax Credits

There are many state and local incentives such as tax credits that have been a boon to the energy savings market and offer energy tax credits and rebates to encourage homeowners to lower their energy usage which could be accomplished with our ZoZo thermostat product. The amount of rebates varies by program, but some are generous enough to cover 30-50% of someone's purchase price. These incentives dramatically lower the cost of purchasing energy savings devices, such as the ZoZo thermostat. The loss of these incentives could result in a decrease of sales after we start selling our product.

Personnel

We currently have one part-time employee, our management.

Description of Property

During the startup phase of Innovative Climatic Technologies, the company will operate from Mr. Roundy's home office to maintain a low overhead. Once the ZoZo thermostat product has completed the prototype and engineering design phase and is ready for production, the company intends to open its headquarters in Phoenix, Arizona.

Management's Discussion and Analysis of
Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled "Risk Factors" and elsewhere in this Offering Circular.

Overview

Innovative Climatic Technologies Corporation (the "Company") will sell the "ZoZo," a patented brand new thermostat which automatically adjusts air conditioning settings to the "feels like" perceived temperature desired by home and business owners. When you listen to local weather reports, the announcer tells you the temperature is actually "X" degrees but because of outside conditions such as relative humidity, wind speed and elevation, the temperature outside "feels like" some different number. For example, you may hear on the weather that a 90 degrees on a hot, humid summer day feels like 100 degrees.

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The ZoZo thermostat is currently under development and expected to be ready to sell by February 2017. We believe that we can sell the ZoZo thermostat to residential and commercial customers, and initially we will focus on US consumers in the Southwest.

Since inception, we have taken the following significant steps to implement our business plan:

•	Company set up

a.	Incorporate company in state of Nevada

b.	Set up main executive office in Phoenix, Arizona

c.	Opened up bank account for the company

•	Secured initial capital of $121,072 from initial investors

•	Developed and executed an exclusive worldwide Licensing agreement for the ZoZo Thermostat product

•	Validated patent created by product inventors

In order to have a final, assembled and ready to sell initial ZoZo thermostat, we first need to complete our prototypes and product samples, software, user interface and communications port. We then intend to submit the prototype for Electrical Testing Laboratories (ETL) approval. Once we receive approval, we will secure agreements with third party assemblers and parts suppliers and start making our product. These steps are described in more detail in "Business." Assuming we do not encounter any currently unanticipated obstacles to completing these tasks, we estimate that we will be able to begin to sell our products in February 2017.

We anticipate an initial retail price of approximately $200.00 for our ZoZo thermostat.

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Plan of Operations

We anticipate undertaking the following activities in addition to this offering in the next 12 months:

Event	Actions	Time	Total estimated cost

Establish website for ZoZo Thermostat / Company	• Design website • Create video on ZoZo • Develop website	April 30, 2016	$15,000

Complete engineering design & prototype unit	• Complete engineering design • Develop prototype • Test prototype	July 31, 2016	$75,000

Locate and bring onboard the expanded Executive Team	• Create an org chart for first year • Conduct search for open positions • Hire qualified people for the open positions	August 31, 2016	$20,000

Gain ETL Certification	• Establish agreement with ETL laboratory • Provide product prototype and engineering designs to the lab • Make modifications as needed • Gain ETL certification	February 1, 2017	$10,000

Establish outsourced manufacturer of product	• Research at least 5 manufacturing companies • Establish agreements with selected vendor • Begin Manufacturing	March 1, 2017	$20,000

Develop Distribution Channels	• Create sales team • Develop sales materials • Create compensation plan	March 1, 2017	$40,000

Implement Marketing Plan	• Develop marketing plan • Launch marketing plan	March 1, 2017	$25,000

TOTAL: $205,000

As of December 31, 2015, we have approximately $121,000 in cash. As shown in the table above, we need a minimum of approximately $205,000 in funds to finance our plan of operations as set forth above in the next 12 months. This amount does not include all our costs which we will incur irrespective of our business development activities, including bank service fees and those costs associated with SEC requirements associated with going and staying public, estimated to be approximately $36,000 in connection with this Offering Circular and thereafter $50,000 annually. Therefore, we estimate our total need for funds for operations in the next 12 months is $326,000. Accordingly, as we anticipate an average monthly burn rate of no more than approximately $27,000 during the next 12 months. Assuming we raise the maximum $225,000 proceeds in this offering, we believe we will have sufficient cash available to fund all of our operational and SEC filing needs during the next 12 months.

We are a development stage company and are in the process of developing our products. Consequently, we have not generated revenues as of the date of this Offering Circular. We have an accumulated deficit and have incurred operating losses since our inception and expect losses to continue during 2016. Our auditor has indicated in their Report that these conditions raise substantial doubt about our ability to continue as a going concern. The continuation of our business as a going concern is dependent upon the continued financial support from our officers and stockholders who are not obligated to provide any additional financing. Our officer and one of our principal shareholders have agreed orally that they would loan the Company additional funds as required, although they are under no obligation to do so. If funds are not available from this offering or these loans, implementation of our business plan will be delayed.

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Directors, Executive Officers and Significant Employees

The following table sets forth information regarding our executive officer, director and significant employee.

Name	Age	Position

George H. Roundy	59	CEO/CFO and Director

Narrative about our Officer and Director

Mr. Roundy joined us as CEO/CFO and Director upon our formation in December 2015. From February 2015 to date he has been Chief Financial Officer of GAINS Venture Group, LLC, a business consulting company. From August 2010 to date, he has been Chief Financial Officer of GAINS, LLC, a Financial Services company. From November 2010, he has beenChief Executive Officer of eCorridor, Inc., a Consulting Services company. Mr. Roundy brings to the Board his management and financial experience from his activities at GAINS where he manages the finances of the companies and works with the tax accounting firm to ensure proper tax filings.

Mr. Roundy, our sole officer and director, will only be devoting limited time to our operations. He will be devoting approximately 20 hours a week to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

Family Relationships

There are no family relationships between any of our officers and directors.

Involvement in certain legal proceedings.

None of the following events have occurred during the past five years and which are material to an evaluation of the ability or integrity of any director or executive officer:

(1)

A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or

(2)	Such person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses).

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Compensation of Directors and Executive Officers

The following table represents information regarding the total compensation earned by the three highest paid individuals who served as an executive officer or director of the Company as of December 31, 2015.

Summary Compensation Table

Name and Principle Position	Year	Salary Monthly	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation	All Other Compensation	Total Monthly

George Roundy	2015	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

Employment Arrangements

We have no employment agreement with Mr. Roundy. We do not plan to pay him any compensation until February 2017. At that time, Mr. Roundy's compensation would be determined by the Board of Directors based on revenues and expenses of the Company. Mr. Roundy is prepared to work for an additional period without compensation if required. He is reimbursed for all out-of-pocket expenses in connection with his role as our executive officer.

Director Compensation

For the year ended December 31, 2015 Mr. George Roundy was our sole director. No compensation was paid to Mr. Roundy for acting as a Director. We do not currently have an established policy to provide compensation to members of our Board of Directors for their services in that capacity.

Outstanding Equity Awards at Fiscal Year-End

We do not currently have a stock option or grant plan in place.

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Security Ownership of Management and Certain Securityholders

The following tables set forth the ownership, as of the date of this Offering Circular, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our director, and our executive officer and director as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address of the shareholders is 13835 N. Tatum Blvd #9-419, Phoenix AZ 85032.

Name	Number of Shares of Common stock	Percentage before Offering	Percentage after Offering
Michael Sullivan	2,500,000	34.4%	28.5%
Mohamed Salem	2,500,000	34.4%	28.5%
GAINS Venture Group, LLC an Arizona company [1]	1,000,000	13.7%	11.4%
TOTAL	6,000,000	82.5%	68.4%

____________

[1] Arlene Pfeiff is the CEO of GAINS Venture Group, LLC

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon 7,272,000 shares of common stock outstanding as of December 31, 2015 and 8,772,000 shares of common stock outstanding assuming sale of all the shares in this Offering.

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Interest of Management and Others in Certain Transactions

We issued 1,000,000 shares of Common Stock upon formation to GAINS Venture Group, LLC for consideration of par value of $.001 per share or $1,000 aggregate.

We issued 5,000,000 shares of Common Stock, 2,500,000 shares each, to Michael Sullivan and Mohamed Salem on December 9, 2015 as consideration for the Exclusive License/Royalty Agreement.

Board Committees and Director Independence

Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

The Board does not have standing audit, compensation or nominating committees. The Board does not believe these committees are necessary based on the size of our company and the current levels of compensation to corporate officers. We will consider establishing audit, compensation and nominating committees at the appropriate time.

Securities Being Offered

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the offering statement of which this Offering Circular is a part.

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 and 10,000,000 shares of preferred stock, par value $.001. As of the date of this Offering Circular, there are 7,272,000 shares of our common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock: Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the common shares cannot determine solely, the election of our directors, or any other matters. The holders of our common stock are entitled to receive dividends when and if declared by our Board of Directors from funds legally available therefore. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to pro-rata share in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

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Preferred Stock: We are authorized to issue 10,000,000 shares of preferred stock. The rights, privileges, and preferences of our preferred stock can be set by our Board of Directors without further shareholder approval as set for in our Articles of Incorporation filed with the Secretary of State of Nevada. The issuance of any of these shares in the future may delay, defer, discourage or prevent a change in control.

Options and Warrants

We have no options or warrants outstanding.

Certain Anti-Takeover Effects

Nevada law and certain anti-takeover provisions of our corporate documents could entrench our management or delay or prevent a third party from acquiring us or a change in control even if it would benefit our shareholders that is not first approved by our board of directors. This could occur even if our shareholders receive an attractive offer for their shares or if a substantial number or even a majority of our shareholders believe the takeover may be in their best interest. These provisions are intended to encourage any person interested in acquiring us to negotiate with and obtain approval from our board of directors prior to pursuing a transaction. Provisions that could delay, deter or inhibit a future acquisition or change in control include the following:

•

10,000,000 shares of blank check preferred stock that may be issued by our board of directors without shareholder approval and that may be substantially dilutive or contain preferences or rights objectionable to an acquirer;

•	the ability of our board of directors to amend our bylaws without shareholder approval;

•	Florida statutes which restrict or prohibit "control share acquisitions" and certain transactions with affiliated parties and permit the adoption of "poison pills" without shareholder approval.

These provisions could also discourage bids for our common stock at a premium and cause the market price of our common stock to decline. In addition, these provisions may also entrench our management by preventing or frustrating any attempt by our shareholders to replace or remove our current management.

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ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. Such documents are available for inspection during regular business hours at our office by appointment, and upon written request, copies of documents not annexed to this Offering Circular will be provided to prospective investors. Each prospective investor is invited to ask questions of, and receive answers from, our representatives. Each prospective investor is invited to obtain such information concerning us and this offering, to the extent we possess the same or can acquire it without unreasonable effort or expense, as such prospective investor deems necessary to verify the accuracy of the information referred to into his Offering Circular. Arrangements to ask such questions or obtain such information should be made by contacting George Roundy at our executive offices. The telephone number is 480-256-2523. We reserve the right, however, in our sole discretion, to condition access to information that management deems proprietary in nature, on the execution by each prospective investor of appropriate confidentiality agreements prior to having access to such information.

The offering of the common stock is made solely by this Offering Circular and the exhibits hereto. The prospective investors have a right to inquire about and request and receive any additional information they may deem appropriate or necessary to further evaluate this offering and to make an investment decision. Our representatives may prepare written responses to such inquiries or requests if the information requested is available. The use of any documents other than those prepared and expressly authorized by us in connection with this offering is not permitted, and should not be relied upon by any prospective investor.

ONLY INFORMATION OR REPRESENTATIONS CONTAINED HEREIN MAY BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR IN CONNECTION WITH THE OFFER BEING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR. THE INFORMATION PRESENTED IS AS OF THE DATE ON THE COVER HEREOF UNLESS ANOTHER DATE IS SPECIFIED, AND NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION PRESENTED SUBSEQUENT TO SUCH DATES(S).

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Innovative Climatic Technologies Corporation

Financial Statements

As of December 31, 2015 and

For the Period of Inception (December 4, 2015)

through December 31, 2015

33

Innovative Climatic Technologies Corporation

Financial Statements

As of December 31, 2015 and

For the Period of Inception (December 4, 2015) through December 31, 2015

Table of Contents

Page

Table of Contents	F-1

Financial Section:

Independent Auditors' Report	F-2

Basic Financial Statements:
Balance Sheet	F-3
Statement of Operations	F-4
Statement of Changes in Stockholders' Equity (Deficit)	F-5
Statement of Cash Flows	F-6
Notes to the Basic Financial Statements	F-7-F-9

F-1

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and

Stockholders of Innovative Climatic Technologies Corporation

Report on the Financial Statements

We have audited the accompanying balance sheet of Innovative Climatic Technologies Corporation ("the Company") and the related statement of operations, stockholder's equity (deficit), and cash flows for the period of December 4, 2015 (inception) to December 31, 2015, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these financial statements based upon our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of Amercia. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statementsare free of material misstatement.

An audit involves performing procedures to obtain evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor' judgment including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments. the auditors consider internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management. as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for ow audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Innovative Climatic Technology Corporation as of December 31, 2015 and the results of its operations and its cash flows for the period then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Other Matters

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note I to the financial statements, the Company has not generated revenue and anticipates continued operating losses These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding the matters are also described in Note I. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

San Diego, California

January 28, 2016

200 East Sandpointe Avenue, Suite 60D, Santa Ana, California 92707

Tel: 949-777-8800 • Toll Free: 855-276-4272 • Fax: 949-7774850

www.pungroup.com

F-2

Innovative Climatic Technologies Corporation

Balance Sheet

December 31, 2015

Assets

Current Assets
Cash	$120,934

Total Assets	$120,934

Liabilities and Stockholder's Equity

Commitments and Contingencies	-

Current Liabilities
Accounts Payable	$23,500

Total Liabilities	$23,500

Stockholders' Equity
Common Stock 100,000,000 shares authorized $.001 par value; 7,200,000 shares of common stock issued and outstanding	$7,272
Preferred Stock 10,000,000 shares authorized $.001 par value;	-
Additional paid-in capital	613,800
Accumulated deficit	(523,638)
Total Stockholders' Equity (Deficit)	97,434

Total Liabilities and Stockholders' Equity	$120,934

See Accompanying Notes to the Financial Statements

F-3

Innovative Climatic Technologies Corporation

Statement of Operations

For the Period of Inception (December 4, 2015) through December 31, 2015

Revenues	$-

Expenses
Licensing	500,000
Legal and Professional	12,072
Consulting	10,000
General and Administrative	1,566

Total Expenses	523,638

Net loss	$(523,638)

See Accompanying Notes to the Financial Statements

F-4

Innovative Climatic Technologies Corporation

Statement of Changes in Stockholders' Equity

Inception, December 4, 2015 through December 31, 2015

	Common Stock		Additional	Accumulated	Total Stockholders'
	Shares	Amount	Paid in Capital	Deficit	Equity(Deficit)

Inception, December 4, 2015	-	$-		$-	$-

Sales of common stock	2,272,000	2,272	118,800	-	121,072

Issuance of common stock for licensing rights	5,000,000	5,000	495,000	-	500,000

Net loss for the period from inception through December 31, 2015	-	-		(523,638)	(523,638)

Balance, December 31, 2015	7,272,000	$7,272	$613,800	$(523,638)	$97,434

See Accompanying Notes to the Financial Statements

F-5

Innovative Climatic Technologies Corporation

Statement of Cash Flows

For the Period of Inception (December 4, 2015) through December 31, 2015

Cash flows from operating activities:
Net Loss	$(523,638)
Adjustments to reconcile net loss to net cash used in operating activities:
Licensing Fees	500,000
Changes in operating assets and liabilities:	-
Accounts Payable	23,500

Net cash used by operating activities	(138)

Cash flows from financing activities:
Proceeds from sale of common stock	121,072

Net cash provided by financing activities	121,072

Net increase in cash	120,934
Cash at beginning of year	-

Cash at end of year	$120,934

Supplemental Disclosure of Cash Flow Information:
Cash paid during year for interest	$-
Cash paid during year for taxes	$-

Supplemental Disclosure of Non Cash Financing Activities:
The Company issued 5,000,000 shares of common stock in exchange for licensing rights.

See Accompanying Notes to the Financial Statements

F-6

Innovative Climatic Technologies Corporation

Notes to Financial Statements

Note 1 - Nature of Organization

Operations

Innovative Climatic Technologies Corporation (the "Company") was incorporated in the State of Nevada on December 4, 2015. The Company has as its principal business objective to manufacture market and distribute a new generation of thermostats. The Company has been in the start-up stage since inception and has no operating history other than organizational matters.

Note 2 - Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires us to establish accounting policies and make estimates and assumptions that affect our reported amounts of assets and liabilities at the date of the financial statements. These financial statements include some estimates and assumptions that are based on informed judgments and estimates of management. We evaluate our policies and estimates on an on-going basis and discuss the development, selection and disclosure of critical accounting policies with the Board of Directors. Predicting future events is inherently an imprecise activity and as such requires the use of judgment. Our financial statements may differ based upon different estimates and assumptions.

Note 3 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

Deferred tax assets and liabilities arise from temporary timing differences between the book and tax basis of accounting for assets, liabilities, and income as well as from timing in the recognition of net operating losses. Deferred income tax assets primarily arise from net operating loss carry-forwards and deferred income tax liabilities are based on the different depreciation and amortization methods used for tax reporting and financial accounting purposes. The Company assesses its ability to realize deferred tax assets based on the current earnings performance and on projections of future taxable income in the relevant tax jurisdictions. These projections do not include taxable income from the reversal of deferred tax liabilities and do not reflect a general growth assumption but do consider known or pending events, such as the passage of legislation. The Company's estimates of future taxable income are reviewed annually.

All tax positions are first analyzed to determine if the weight of available evidence indicates that it is more likely than not that the position will be sustained under audit, including resolution of any related appeals or litigation processes. After the initial analysis, the tax benefit is measured as the largest amount that is more than 50% likely of being realized upon ultimate settlement.

If the Company is required to pay interest on the underpayment of income taxes, the Company recognizes interest expense in the first period the interest becomes due according to the provisions of the relevant tax law.

If the Company is subject to payment of penalties, the Company recognizes an expense for the amount of the statutory penalty in the period when the position is taken on the income tax return. If the penalty was not recognized in the period when the position was initially taken, the expense is recognized in the period when the Company changes its judgment about meeting minimum statutory thresholds related to the initial position taken.

F-7

Innovative Climatic Technologies Corporation

Notes to Financial Statements

Note 3 - Summary of Significant Accounting Policies (Continued)

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. The Company has not commenced operations and has accumulated a deficit of approximately $524,000 as of December 31, 2015. The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These factors raise substantial doubt about the Company's ability to continue as a going concern.

Management plans to raise additional funds through the public market to provide the necessary funds to have the Company fully operational and generating revenue by early 2017.

Recently Issued Accounting Pronouncements

On June 10, 2014, FASB issued ASU No. 2014-10, Development Stage Entities. The update removes the definition of a development stage entity from FASB ASC 915 and eliminates the requirement for development stage entities to present inception-to-date information on the statements of operations, cash flows and stockholders' equity.

In August 2014, the FASB issued ASU No. 2014-15, Disclosure of Uncertainties About an Entity's Ability to Continue as a Going Concern. The amendments require management to perform interim and annual assessments of an entity's ability to continue as a going concern and provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. The standard applies to all entities and is effective for annual and interim reporting periods ending after December 15, 2016, with early adoption permitted. The Company is currently evaluating the impact that this new guidance will have on its financial statements.

Other than as noted above the Company has not implemented any pronouncements that had material impact on the financial statements and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Note 4 - Income Taxes

The Company accounts for income taxes using the liability method; under which deferred tax liabilities and assets are determined based on the difference between the financial statement carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

Deferred taxes will be provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

F-8

Innovative Climatic Technologies Corporation

Notes to Financial Statements

Note 4 - Income Taxes (Continued)

Due to the inherent uncertainty in forecasts and future events and operating results, the Company has provided for a valuation allowance in an amount equal to gross deferred tax assets resulting in no net deferred tax assets or liabilities for the periods audited.

A deferred tax asset is comprised of a Net Operating Loss that has a full valuation allowance. The Company has a Net Operating Loss of approximately $524,000 that can be carried forward 20 years for federal income tax purposes.

As of December 31, 2015, the Company had no unrecognized tax benefits or liabilities due to uncertain tax positions.

Note 5 - Equity

Common and Preferred Stock

The Company's Articles of Incorporation authorize 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, both with a $0.001 par value. The Company has not issued any shares of Preferred Stock.

Note 6 - Commitments & Contingencies Licensing Agreement

Effective December 9, 2015, the Company entered into an agreement whereby the Company obtained the exclusive rights to manufacture, import and use a Thermostat Control System referred to as the Zozo Thermostat. Pursuant to the terms of the agreement, the Company issued 5,000,000 shares of common stock to the Licensor. The Company is required to pay royalties to the Licensor in the amount of 4% of the Company's gross sales price of product sold. The agreement has a term of five years and allows the Licensor the option to cancel the agreement if the Company does not manufacture, distribute and sell the product within the first 12 months. As of the date of the financial statements the Company has not sold any products subject to royalty and is currently in the process of developing its plan to manufacture and sell the product. The Company has recorded $500,000 in licensing fees in connection with this agreement.

Consulting Fees

The Company incurred $10,000 of consulting expense for services provided by the Company's Chief Executive and Financial Officer. As of December 31, 2015 these expenses are included in accounts payable on the balance sheet.

Note 7 - Subsequent Events

Subsequent events are events or transactions that occur after the balance sheet date but before financial statements are available to be issued. The Company recognizes in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the financial statements. The Company's financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date and before financial statements are available to be issued.

The Company has evaluated subsequent events through January 28, 2016, which is the date the financial statements are available to be issued.

F-9

PART III - EXHIBITS

Item 16. Index to Exhibits

2.1	Articles of Incorporation

2.2	Bylaws

4.1	Subscription Documents

6.1	ZoZo License Agreement

11.1	Consent of Independent Certified Public Accountants

12.	Legal Opinion of Williams Securities Law Firm, P.A.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on February 11, 2016.

(Exact name of issuer as specified in its charter):	Innovative Climatic Technologies Corporation

By (Signature and Title):	/s/ George Roundy
Chief Executive Officer (Principal Executive Officer)

This offering circular has been signed by the following persons in the capacities and on the dates indicated.

(Signature):	/s/ George Roundy
(Title):	Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer)

(Date):	February 11, 2016

SIGNATURE OF DIRECTOR:

/s/ George Roundy
George Roundy
Director

(Date): February 11, 2016

35